Exhibit 99.1

DuPont and Dow Set Closing Date for Merger of Equals

—All Conditions Satisfied —

— Merger Will Close August 31, 2017 —

WILMINGTON, Del. and MIDLAND, Mich., August 4, 2017— DuPont (NYSE: DD) and The Dow Chemical Company (NYSE: DOW) announced today that all required regulatory approvals and clearances have been received, that all conditions to closing of their merger of equals have been satisfied, and that their merger of equals will close after the market closes on August 31, 2017.

Shares of Dow and DuPont will cease trading at the close of the New York Stock Exchange (NYSE) on August 31. Shares of DowDuPont will begin trading on the NYSE under the stock ticker symbol “DWDP” on September 1, 2017.

The companies continue to expect the intended spin-offs to occur within 18 months of closing.

Additional information is available at www.dowdupontunlockingvalue.com.

ABOUT DOW

Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company is driving innovations that extract value from material, polymer, chemical and biological science to help address many of the world’s most challenging problems, such as the need for fresh food, safer and more sustainable transportation, clean water, energy efficiency, more durable infrastructure, and increasing agricultural productivity. Dow’s integrated, market-driven portfolio delivers a broad range of technology-based products and solutions to customers in 175 countries and in high-growth sectors such as packaging, infrastructure, transportation, consumer care, electronics, and agriculture. In 2016, Dow had annual sales of $48 billion and employed approximately 56,000 people worldwide. The Company’s more than 7,000 product families are manufactured at 189 sites in 34 countries across the globe. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

ABOUT DUPONT

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

Contact Information

Dow Contacts	DuPont Contacts
Investors Neal Sheorey nrsheorey@dow.com +1 989-636-6347	Investors Greg Friedman greg.friedman@dupont.com +1 302-774-4994
Media Rachelle Schikorra ryschikorra@dow.com +1 989-638-4090	Media Dan Turner daniel.a.turner@dupont.com +1 302-996-8372

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Risks associated with the proposed merger are more fully discussed in the joint proxy statement/prospectus included in the registration statement on Form S-4 declared effective by the SEC on June 9, 2016 (File No. 333-209869), as last amended, (the “Registration Statement”) in connection with the proposed merger. Neither Dow nor DuPont assumes any obligation to publicly provide revisions or updates to any forward-looking statements regarding the proposed merger, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.